EXHIBIT 5.1

                                 November 5, 1999

Prudential Securities Structured Assets, Inc.
One New York Plaza, 14th Floor
New York, New York  10292

      Re:  PRUDENTIAL SECURITIES STRUCTURED ASSETS, INC.
           REGISTRATION STATEMENT ON FORM S-3
           ---------------------------------------------

Ladies and Gentlemen:

      At your request, we have examined the Registration Statement on Form S-3 filed by Prudential Securities Structured Assets, Inc., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission on the date hereof (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of certain trust certificates (the "Certificates"). The Certificates are issuable in series (each, a "Series"). Each Series of Certificates will be issued under a separate Series Supplement to that certain Base Trust Agreement (together, the "Trust Agreement") by and between the Registrant and a trustee named therein, establishing an individual trust for such Series (each, a "Trust"). Each Series of Certificates is to be sold as set forth in the Registration Statement, any amendments thereto, and the prospectus and prospectus supplement relating to such Series.

      We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

     Based on such examination, we are of the opinion that when the Certificates of each Series have been duly executed, authenticated and delivered in accordance with the Trust Agreement and sold in the manner described in the Registration Statement, any amendment thereto and the prospectus and prospectus supplement relating thereto, the Certificates of such Series will be legally issued, fully paid, binding and non-assessable obligations of the Trust created by the Trust Agreement, and the holders of the Certificates of such Series will be entitled to the benefits of the Trust Agreement except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general



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principles of equity,  including  without  limitation  concepts of  materiality, reasonableness,  good faith and fair dealing, and the possible unavailability of
specific   performance  or  injunctive   relief,   regardless  of  whether  such
enforceability is considered in a proceeding in equity or at law.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and each prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                               Very truly yours,


                               /s/ Orrick, Herrington & Sutcliffe LLP
                               --------------------------------------
                               ORRICK, HERRINGTON & SUTCLIFFE LLP